UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2018

SANGAMO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30171	68-0359556
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Canal Blvd., Richmond, California 94804
(Address of Principal Executive Offices) (Zip Code)

(510) 970-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 11, 2018, Sangamo Therapeutics, Inc. (“Sangamo” or the “Company”) entered into a Sixth Amendment (“Sixth Amendment”) to its Triple Net Laboratory Lease Agreement dated May 23, 1997 (the “Lease”), as amended, with Point Richmond R&D Associates II, LLC (“Landlord”) for the lease of approximately 37,947 square feet of rentable area of the building located at 501 Canal Boulevard, Point Richmond, California (the “Premises”).

Under the Sixth Amendment, the term of the Lease for all suites on the Premises has been extended to August 31, 2026 (“Extended Term”) at a set rental rate for each 12-month period beginning on the respective date the Lease would otherwise have expired for each of Suites A, B, C-1, C-2 and F (as defined in the Lease) within the Premises.

Under the terms of the Sixth Amendment the monthly base rent for Suites A, B and C-1 will change from its current rate of $60,233.33 per month to the following: $63,910.00 per month from September 1, 2019 through August 31, 2020; $65,508.00 per month from September 1, 2020 through August 31, 2021; $67,145.00 per month from September 1, 2021 through August 31, 2022; $68,824.00 per month from September 1, 2022 through August 31, 2023; $70,545.00 per month from September 1, 2023 through August 31, 2024; $72,308.00 per month from September 1, 2024 through August 31, 2025; and $74,116 per month from September 1, 2025 through August 31, 2026.

The monthly base rent for Suite C-2 will change from its current rate of $9,555.25 per month to the following: $10,072.00 per month from December 1, 2019 through November 30, 2020; $10,324.00 per month from December 1, 2020 through November 30, 2021; $10,582.00 per month from December 1, 2021 through November 30, 2022; $10,846.00 per month from December 1, 2022 through November 30, 2023; $11,117.00 per month from December 1, 2023 through November 30, 2024; $11,395.00 per month from December 1, 2024 through November 30, 2025; and $11,680 per month from December 1, 2025 through November 30, 2026.

The monthly base rent for Suite F will change from its current rate of $11,724.54 per month to the following: $13,106.00 per month from August 1, 2021 through July 31, 2022; $13,434.00 per month from August 1, 2022 through July 31, 2023; $13,769.00 per month from August 1, 2023 through July 31, 2024; $14,114.00 per month from August 1, 2024 through July 31, 2025; $14,466.00 per month from August 1, 2025 through July 31, 2026; and $14,828.00 per month from August 1, 2026 through August 31, 2026.

Sangamo has a consecutive renewal option to extend the term of the Lease for a period of five (5) years beyond the Extended Term. If the option is exercised, the renewal term will be upon the same terms and conditions as the original term, except that the base rent will be equal to 95% of the prevailing market rent as determined pursuant to the terms of the Lease. The Sixth Amendment also granted Sangamo a one-time right of first offer, subject to certain terms and conditions, for additional space containing approximately 8,000 square feet.

The foregoing description of the material terms of the Sixth Amendment does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Sixth Amendment that will be filed as an exhibit to its next Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANGAMO THERAPEUTICS, INC.

Date: May 14, 2018	By:	/s/ Heather Turner
	Name:	Heather Turner
	Title:	SVP and General Counsel